                                                                   EXHIBIT 99.1


PRESS RELEASE                                                        [ICC LOGO]


MEDIA CONTACT:

Terri Deuel
Internet Commerce Corporation
678-533-8003
ir@icc.net

INTERNET COMMERCE CORPORATION (ICC) RELEASES PRELIMINARY GUIDANCE FOR FISCAL FOURTH QUARTER AND FISCAL YEAR-END 2005

NORCROSS, GA - AUGUST 18, 2005 - Internet Commerce Corporation (ICC) (NasdaqSC:
ICCA), a leader in the use of the Internet for business-to-business e-commerce solutions, today released preliminary results for fiscal fourth quarter 2005, ended July 31, 2005, and fiscal year end 2005.

ICC's preliminary results for fourth quarter are as follows:

         - Revenue of approximately $4.8 million, up approximately $500,000 from fiscal third quarter of 2005.

         - Net Income of approximately $400,000, up approximately $100,000 from fiscal third quarter of 2005.

ICC's preliminary results for fiscal year 2005 are as follows:

         - Revenue of approximately $16.5 million, up approximately $4.8 million from fiscal year 2004.

         - Net Income of approximately $100,000, versus a Net Loss of $4.1 million from fiscal year 2004.


"The final results for fiscal 2005, to be announced in late September, will define a historic year for Internet Commerce Corporation, culminating in record revenue growth on the core business lines and positive Net Income of approximately $100,000," said Thomas J. Stallings, chief executive officer of Internet Commerce Corporation. "2005 will prove to be the turning point for Internet Commerce Corporation and provide the framework for continued growth and profitability in fiscal year 2006."

ABOUT INTERNET COMMERCE CORPORATION
Internet Commerce Corporation (ICC), headquartered in Norcross, GA, is a pioneer in the use of the Internet for business-to-business (B2B) e-commerce solutions. Thousands of customers rely on ICC's comprehensive line of solutions, in-depth expertise, and unmatched customer service to help balance cost, fit, and function required to meet unique requirements for trading partner compliance, coordination, and collaboration. With its software solutions, network services, hosted web applications, managed services, and consulting services, ICC is the trusted provider of B2B solutions for businesses, regardless of size and level of technical sophistication, to connect with their trading communities. For more information, visit www.icc.net.


          6025 The Corners Parkway   Suite 100                T               F
          Norcross   GA   30092  678.533.8000      678.291.9610     www.icc.net

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company's filings with the U.S. Securities and Exchange Commission (SEC).



          6025 The Corners Parkway   Suite 100                T               F
          Norcross   GA   30092  678.533.8000      678.291.9610     www.icc.net


                                       2